Exhibit 10.7- Services Agreemnt

SERVICES AGREEMENT

THIS Services Agreement made this 1st day of August, 2017;

between:

sustainable petroleum group inc., a company duly incorporated under the laws of the State of Nevada, having its executive office located at 2316 Pine Ridge Road, 383, Naples, Florida, 34109

(the “Company”)

AND:

dr. philip grothe, an individual with a place of residence located at Hagelstrasse 72, Dinslaken, Germany, 46535

(“Grothe”)

WHEREAS:

A. Grothe has the expertise and qualifications to perform and provide the services set out in this agreement (the “Services”), and has been providing such Services to the Company since January 13, 2017;

B. the Company wishes to retain Grothe to continue to provide the Services for the benefit of the Company and its shareholders on the terms and conditions set forth in this agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

1.	Services

1.1 The Company appoints and retains Grothe to provide to the Company the Services (as defined below) contemplated by this agreement, and Grothe agrees to accept the appointment of director contemplated by this agreement and to provide the Services to the Company upon the terms and conditions contained in this agreement and for the consideration provided for in this agreement.

1.2 During the term of this agreement, Grothe will provide services as a director of the Company including, but not limited to, (a) attending meetings of the board of directors of the Company or any committees of the board that Grothe is appointed to; (b) assessing and reporting on potential projects or asset acquisitions; and (c) acting professionally and reasonably in carrying out his duties as a member of the board of directors of the Company (collectively, the “Services”).

1.3 Grothe will not have the authority in the performance of the Services to act on behalf of or bind the Company or any subsidiary of the Company in relation to any matter without the prior written consent of the Company.

2.	Annual Service Fee

2.1 Grothe will faithfully, honestly and diligently provide the Services as reasonably required by the Company from time to time. In consideration of providing the Services the Company will pay to Grothe an annual fee of 16,000 restricted common shares in the capital of the Company (the “Annual Fee Shares”) for the Services provided in the past year. The Company will issue the Annual Fee Shares to Grothe each year on August 1 for the Services provided in the previous year.

3.	Reimbursement for Expenses

3.1 The Company will reimburse Grothe for all reasonable expenses actually and properly incurred by Grothe in connection with taking up and performing the Services, provided that the Company will have approved all such expenses in writing prior to being incurred. The Company will make all payments or reimbursements for expenses immediately upon submission by Grothe of vouchers, bills, or receipts for such expenses. Any additional expenses shall be pre-approved by the CEO or CFO of the Company and will be reimbursed subject to receiving reasonable substantiating documentation relating to such additional expenses.

4.	Termination of Agreement

4.1 The Company or Grothe may terminate this agreement by giving to the other party six months’ written notice of termination, and upon the expiration of such period, the appointment of Grothe will be terminated accordingly.

4.2 Upon termination, Grothe will be entitled to the pro rata portion of the Annual Fee Shares due to him as consideration for Services provided up to the date of termination.

4.3 Upon termination, Grothe will meet with the Company’s representatives. At the meeting Grothe will deliver to the Company all of the documents in his possession, including all notes, graphs, data, publications, and other materials obtained or produced by Grothe during the term of this agreement.

5.	Governing Law

5.1 This agreement and all provisions hereof will be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the undersigned have executed this Services Agreement as of the day and year first above written.

Sustainable Petroleum Group Inc.

Per:

/s/ Christian Winzenried	/s/ Dr. Philip Grothe
Authorized Signatory	Dr. Philip Grothe